Exhibit 99.1

TAPIMMUNE AND MARKER THERAPEUTICS ANNOUNCE SUCCESSFUL CLOSING OF
PREVIOUSLY ANNOUNCED MERGER AND FINANCING

•	TapImmune Inc. changes name to Marker Therapeutics, Inc.
•	To Commence Trading on NASDAQ Capital Market on Thursday, October 18, 2018 under Ticker Symbol “MRKR”
•	Completes $70 million in concurrent private placement
•	Company to Ring NASDAQ Stock Market Closing Bell

Jacksonville, FL, October 17, 2018 —TapImmune Inc. (NASDAQ: TPIV), today announced the closing of the previously announced merger with privately-held Marker Therapeutics, Inc. In connection with the merger, TapImmune Inc. changed its name to Marker Therapeutics, Inc., and reincorporated from Nevada into Delaware. The combined company will focus on the continued development and commercialization of T cell therapies. Beginning Thursday, October 18, 2018, the Company’s stock will begin trading under the new ticker symbol “MRKR” on the Nasdaq Capital Market and will have a new CUSIP number, 57055L 107.

“The closing of this merger marks a significant milestone, since the combined company is well-positioned to become a leader in cancer immunotherapy, with potentially transformative therapies,” said Peter L. Hoang, CEO of Marker Therapeutics, Inc. “The combined company will have exponentially superior capabilities and resources than either company had alone. With the transaction completed, we can now push our clinical trials forward more efficiently with the full resources available to the combined company. We are confident that our therapies can fundamentally improve therapeutic outcomes for patients with life-threatening diseases, and drive life-changing results for patients suffering from a variety of terrible cancers.”

Mr. Hoang continued, “In connection with the merger, we welcome to our Board of Directors, John Wilson, Dr. Juan Vera and David Eansor, whose participation and future contributions will enhance the future prospects of the combined company.”

“This merger provides Marker’s unique and highly promising T cell therapies with an excellent combination of financial support, management capacity, and scientific expertise that is expected to expedite a fundamental change in the lives of cancer patients,” said John Wilson, CEO of the former Marker Therapeutics, Inc., which changed its name to Marker Cell Therapy, Inc. in connection with the merger. “Our belief that this merger provides the best path forward has been reinforced by events surrounding the transaction, including the significant capital contribution made by highly discerning healthcare investors, led by New Enterprise Associates, the exclusive license with Baylor College of Medicine that will allow us to leverage the vast capabilities of their Center for Cell and Gene Therapy going forward, and by the willingness of Dr. James Allison (2018 Nobel Prize of Medicine recipient) and Dr. Padmanee Sharma (2018 Coley Award in Tumor Immunology recipient) to join our internationally acclaimed founders (Drs. Malcolm Brenner, Cliona Rooney, and Helen Heslop) on Marker’s Scientific Advisory Board.”

As a result of the merger, 13,914,255 shares of common stock of the Company, and warrants to purchase 5,046,003 shares of common stock at an exercise price of $2.99 per share with a five-year term, were issued to the prior stockholders of the former Marker Therapeutics, Inc., which will become a subsidiary of the combined company and renamed Marker Cell Therapy, Inc.

Concurrent with the merger, the Company closed on the previously announced private placement financing (the “Financing”). The aggregate offering size, before deducting the placement agent fees and other offering expenses, was $70 million. The Company issued 17,500,000 shares of its common stock and issued warrants to purchase 13,125,000 shares of common stock at an exercise price of $5.00 per share that will be exercisable for a period of five years. The closing of the merger and the Financing were subject to the approval of TapImmune’s stockholders as required by NASDAQ Stock Market Rules. TapImmune’s stockholders approved the issuance of the merger and Financing shares and warrants at TapImmune’s annual meeting which occurred on October 16, 2018.

The Financing proceeds will be used to advance the combined company’s novel T cell therapies into multiple Phase 2 clinical studies, build out infrastructure to support clinical and manufacturing capabilities, and other corporate and general purposes.

Piper Jaffray & Co. served as sole lead placement agent for the private placement, and Nomura Securities International, Inc. served as co-placement agent and exclusive financial advisor in conjunction with the merger.

The securities issued in the merger and sold in the Financing (together the “Securities”) have not been registered under the Securities Act of 1933, as amended, or state securities laws and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission or an applicable exemption from such registration requirements. The Company has agreed to file a registration statement with the Securities and Exchange Commission covering the resale of the Securities, including the shares of common stock issuable upon exercise of the warrants. If any of the Securities are unable to be included on the initial registration statement, the Company has agreed to file subsequent registration statements until all the Securities have been registered.

As a result of the closing of the merger and the Financing, the former Marker stockholders, after taking into account the issuance of shares in the Financing occurring concurrently with the merger, now own, on a fully-diluted basis (assuming the exercise of all outstanding warrants and options), approximately 27.5%, and TapImmune’s current stockholders now own approximately 27.5%, of the Company’s common stock.

Frederick Wasserman, who was appointed Chairman of Marker’s Board upon closing of the merger said, “The completion of the merger and financing provide a strong foundation for Marker’s future growth initiatives. We are now better positioned to develop new therapies for patients and create value for our shareholders.” Mr. Wasserman continued and noted, “We look forward to working with our three new directors who are joining our Board. We also wish to recognize our former board members who left the Board in connection with the merger (Glynn Wilson, Sherry Grisewood, Mark Reddish and Joshua Silverman) for their many contributions in helping the Company reach this milestone event.”

The Company will be relocating its corporate headquarters to Houston, Texas to facilitate its collaboration with the research team at the Baylor College of Medicine. In conjunction with its move, the Company plans to open a facility in Houston to conduct its operations and oversee its clinical trials.

President & Chief Executive Officer Peter L. Hoang, accompanied by the senior management team and Board of Directors, will ring the Nasdaq Closing Bell to mark the end of trading for today, October 17th.

The ceremony, which will take place between 3:45 p.m. and 4:15 p.m. Eastern Time, will stream live online at https://new.livestream.com/nasdaq/live.

About Marker Therapeutics, Inc. (formerly TapImmune Inc.)

We are a clinical-stage immuno-oncology company specializing in the development of next-generation T cell-based immunotherapies for the treatment of hematological malignancies and solid tumor indications. Marker’s cell therapy technology is based on the selective expansion of non-engineered, tumor-specific T cells that recognize tumor associated antigens (i.e. tumor targets) and kill tumor cells expressing those targets. Once infused into patients, this population of T cells attacks multiple tumor targets and acts to activate the patient’s immune system to produce broad spectrum anti-tumor activity. Because Marker does not genetically engineer its T cells, when compared to current engineered CAR-T and TCR-based approaches, its products (i) are significantly less expensive and easier to manufacture, (ii) appear to be markedly less toxic, and (iii) are associated with meaningful clinical benefit. As a result, Marker believes its portfolio of T cell therapies has a compelling therapeutic product profile, as compared to current gene-modified CAR-T and TCR-based therapies.

Marker is also advancing a number of innovative peptide- and gene-based immuno-therapeutics for the treatment of cancer and metastatic disease, including our Folate Receptor Alpha program (TPIV200) for breast and ovarian cancers and our HER2/neu+ peptide antigen program (TPIV100/110) in Phase II clinical trials. In parallel, we are developing a proprietary DNA expression technology named PolyStart™ to improve the ability of the cellular immune system to recognize and destroy diseased cells.

Forward-Looking Statement Disclaimer

This release contains forward-looking information within the meaning of the Private Securities Litigation Reform Act of 1995. Statements in this news release concerning the Company’s expectations, plans, business outlook or future performance, and any other statements concerning assumptions made or expectations as to any future events, conditions, performance or other matters, are “forward-looking statements”. Forward-looking statements are by their nature subject to risks, uncertainties and other factors which could cause actual results to differ materially from those stored in such statements. Such risks, uncertainties and factors include, but are not limited to any inability to recognize the anticipated benefits of the merger and the financing as well as the risks set forth in the Company’s most recent Form 10-K, 10-Q and other SEC filings which are available through EDGAR at www.sec.gov. The Company assumes no obligation to update the forward-looking statements.

CONTACTS:

Tiberend Strategic Advisors, Inc.

Joshua Drumm, Ph.D. (Investors)

(212) 375-2664

jdrumm@tiberend.com

David Schemelia (Media)

(212) 375-2686

dschemelia@tiberend.com

Marker Therapeutics, Inc.

Aaron Santos

(904) 862-6490 ext. 102

asantos@markertherapeutics.com